EXHIBIT 10.2

LIFECORE BIOMEDICAL, INC.
EQUITY INDUCEMENT PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT
This Performance Stock Unit Agreement (the “Agreement”) is made and entered into as of May 20, 2024 (the “Grant Date”) by and between Lifecore Biomedical, Inc., a Delaware corporation (the “Company”), and Paul Josephs (“you” or the “Participant”) pursuant to the Company’s Equity Inducement Plan (as it may be amended from time to time, the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which has been delivered to you and is incorporated into this Agreement by reference. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail (unless expressly set forth herein or in Exhibit A attached hereto).
In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:
1.Performance-Based Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, a maximum number of 1,500,000 performance-based Stock Units (the “PSUs”), on the terms and conditions set forth herein and in the Plan. The terms of this Agreement and the PSUs are subject in all respects to your participation in the Company’s Executive Change in Control Severance Plan (the “CIC Severance Plan”) and your Participation Notice dated May 20, 2024 under the Severance Plan.
2.Vesting of PSUs. The PSUs shall vest in accordance with Exhibit A attached hereto.
3.Termination of Service. In the event of the termination of your Service for any reason, the PSUs shall be subject to the vesting or forfeiture provisions set forth in Exhibit A attached hereto.
4.Settlement of PSUs; Restricted Shares. Upon vesting of the PSUs pursuant to Section 3 above, the Company will issue Shares in settlement of such vested PSUs, provided that (a) 50% of such Shares shall be subject to Restrictions during the Restricted Period (as described herein) and upon issuance shall be referred to herein as the “Restricted Shares” and (b) the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable tax withholding obligations pursuant to Section 7 below. Issuance of such Shares and Restricted Shares shall be made as soon as reasonably practicable following the applicable vesting date, but in any event no later than March 15 of the year following which the PSUs vest. Notwithstanding the later delivery to you of Shares or Restricted Shares, you will be deemed to be the record owner of such Shares or Restricted Shares on the vesting date. Restricted Shares shall be issued in restricted book-entry until the Restrictions on the Restricted Shares lapse and the Shares are released to you. The “Restricted Period” means the period from the vesting date to the one year anniversary thereof. During the Restricted Period, the Restricted Shares, and all rights with respect to the Restricted Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of (such limitations on transferability being herein referred to as “Restrictions”), but you will have all other rights of a Lifecore stockholder with respect to the Restricted Shares, including, but not limited to, the right to vote and receive dividends on the Restricted Shares.
5.No 83(b) Election. You expressly acknowledge that because the award of PSUs consists of an unfunded promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the award of PSUs.
6.Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the PSUs (including settlement to Shares or Restricted Shares). The Company shall not be required to issue Shares pursuant to this Agreement unless and until such obligations are satisfied.
7.Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY PSUs. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

EXHIBIT 10.2
8.Non-Transferability of PSUs. Except as permitted by applicable law, PSUs shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by the operation of law. However, this section shall not preclude you from designating a beneficiary who will receive the Shares or Restricted Shares underlying any vested PSUs in the event of your death, nor shall it preclude a transfer of such Shares or Restricted Shares by will or by the laws of descent and distribution.
9.Adjustments. You understand, acknowledge and agree that (i) the PSUs, the Shares subject to the PSUs and Performance Prices are subject to adjustment upon the occurrence of one or more of the events described in Section 10.1 of the Plan, in accordance with the terms and conditions set forth in the Plan and (ii) the Performance Prices may be adjusted, as determined by the Committee in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the PSUs, including upon any event described in Section 10.1 and/or 10.2 of the Plan.
10.Section 409A. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to you under this Agreement during the six-month period following your “separation from service” to the extent that the Committee determines that you are a “specified employee” (each within the meaning of Section 409A of the Code) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without being subject to such additional taxes), the Company shall pay to you in a lump-sum all amounts that would have otherwise been payable to you during such six-month period under this Agreement.
11.No Employment Rights. You understand, acknowledge and agree that nothing in this Agreement shall affect in any manner whatsoever the status of your Service or the right or power of the Company (or any Parent, Subsidiary, or Affiliate) to terminate your Service with the Company (or any Parent, Subsidiary, or Affiliate) at any time, for any such reason, with or without cause, in accordance with applicable law.
12.Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until you receive Shares upon settlement of vested PSUs.
13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.
14.Notices. All notices, communications and documents under this Agreement shall be in writing. All notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed to the Company’s principal executive office, Attention: Stock Administration. The current address of the Company’s principal executive office is:
Lifecore Biomedical, Inc.
3515 Lyman Blvd.
Chaska, MN 55318
All notices, communications, and documents intended for you and related to this Agreement, if not delivered by hand, shall be mailed to your address shown on the last page of this Agreement or such other address as you may specify by notice complying with this section. Notices, communications, and documents not delivered by hand shall be mailed by registered or certified mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.
15.Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.
16.Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature to each such counterpart were upon a single instrument, and all counterparts shall be deemed an original of this Agreement.
17.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

EXHIBIT 10.2
18.Signature; Entire Agreement. By executing this Agreement, you agree to be subject to the terms of the Plan and this Agreement. As of the Grant Date, this Agreement and the Plan, as well as the CIC Severance Plan and the related Participation Notice, set forth the entire understanding between you and the Company regarding this Award and supersede all prior oral and written agreements on that subject, including that certain Offer Letter between you and the Company dated March 20, 2024.
19.Securities Law Matters.
(a)You have been advised that this Award and the underlying Shares have not been registered under the Securities Act, or any state securities laws and, therefore, must be held indefinitely and cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available;
(b)You are receiving this Award and any Shares to be issued to you hereunder for your own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and you have no present intention of selling, granting any participation in, or otherwise distributing the same;
(c)You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of such acquisition, are able to incur a complete loss of such investment without impairing your financial condition and are able to bear the economic risk of such acquisition for an indefinite period of time;
(d)You understand and acknowledge that any certificates representing any Shares, and all certificates issued in exchange for or in substitution of such certificates, will bear, upon the original issuance of the Shares and until the legend is no longer required under applicable requirements of the Securities Act or applicable state securities laws, a legend with respect to the transfer restrictions described herein;
(e)You understand and acknowledge that the Company is not obligated to file and has no present intention of filing with the SEC or with any state securities administrator any registration statement in respect of resales of any Shares underlying this Award;
(f)You are familiar with the provisions of Rule 144 under the Securities Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions;
(g)You further understand that at the time you wish to sell the Shares underlying this Award, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, you may be precluded from selling such Shares under Rule 144 even if the minimum holding period requirement had been satisfied;
(h)You acknowledge that you have been afforded the opportunity (i) to ask such questions as you deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Award, and (ii) to consult your own tax, legal and financial advisors regarding this Award;
(i)You acknowledge and agree that in making the decision to accept this Award, you have not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement, including the Plan; and
(j)You acknowledge that the representations and warranties and agreements contained herein are made by you with the intent that they may be relied upon by the Company in determining your eligibility to acquire this Award and the Shares subject to this Award, as applicable. You further agree that by accepting this Award, you will be representing and warranting that the foregoing representations and warranties are true as at the time that the Shares are delivered with the same force and effect as if they had been made by you at the delivery time, and that they will survive the acquisition by you of this Award and the underlying Shares and will continue in full force and effect notwithstanding any subsequent issuance (if applicable) or disposition by you of this Award and the underlying Shares, as applicable.
* * * *
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 20th day of May, 2024.

LIFECORE BIOMEDICAL, INC.

By:    /s/ Craig Barbarosh
Craig Barbarosh
Chair of the Board of Directors

PARTICIPANT: Paul Josephs

By:    /s/ Paul Josephs
    (Signature)

1

EXHIBIT A
1.1    Defined Terms.
(k)“Performance Period” means the period from the Grant Date to the fifth (5th) anniversary of the Grant Date.
(l)“Performance Price” means the average Fair Market Values of one Share over a period of twenty (20) consecutive trading days within the Performance Period.
1.1.Vesting of PSUs.
(a)General Achievement. Subject to this Exhibit A, the number of PSUs that shall vest (if any) during the Performance Period shall be based on achievement of the Performance Price and determined by multiplying the number of PSUs by the Performance Vesting Percentage, as determined in accordance with the following table:

Performance Price	Performance Vesting Percentage
<$7.50	0%
$7.50	10%
$10.00	20%
$12.50	30%
$15.00	40%
$17.50	50%
$20.00	60%
$22.50	70%
$25.00	80%
$30.00	90%
$35.00	100%
The vesting date for any PSUs that become so vested shall be the last trading day of the relevant Performance Price measurement period. In no event will the Performance Vesting Percentage exceed 100% regardless of the Performance Price and in no event shall the PSUs be vested with respect to any Performance Price on more than one occasion.
(b)Forfeiture of Unvested PSUs. To the extent not vested by the last day of the Performance Period, the PSUs shall be forfeited to the Company without payment of any consideration therefor as of the last day of the Performance Period and your rights under this Agreement will terminate effective as of such date.
(c)Termination of Employment. If your Service terminates during the Performance Period (other than a Qualifying Termination as described in the CIC Severance Plan), all vested and unvested PSUs will be forfeited to the Company without payment of any consideration therefor as of the date of such termination and your rights under this Agreement will terminate effective as of such date. For the avoidance of doubt, if your Service is terminated without Cause (other than a Qualifying Termination), the vesting of the PSUs will not be accelerated.
(d)Effect of Change in Control; Qualifying Termination. Upon a Change in Control (as defined in the Plan) or in the event that you experience a Qualifying Termination, in either case within the Performance Period, the PSUs shall vest based on a Performance Vesting Percentage that assumes that the Performance Price is equal to the per Share consideration received by holders of Shares in the Change in Control (as determined by the Committee), which shall be the “target” level of performance as described in the Plan and the CIC Severance Plan. To the extent that such per Share consideration is between the two Performance Vesting Percentages, the PSU vesting will be prorated based on straight line calculation between the Performance Vesting Percentages. Any PSUs that do not become fully vested in accordance with this paragraph shall automatically be cancelled and forfeited as of the date of the Change in Control without payment of any consideration therefor, and the Participant shall have no further right to or interest in such PSUs.
A-1